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                                                                     EXHIBIT 5.1


                                 July 15, 1999



(303) 298-5700  C 18787-00006

Convergent Communications, Inc.
400 Inverness Drive South, Suite 400
Englewood, Colorado  80112

     Re: Convergent Communications, Inc. Registration Statement on Form S-1 (File No. 333-78483)

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1, File No. 333-78483 (the "Registration Statement"), of Convergent Communications, Inc., a Colorado corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with the registration of up to 9,660,000 shares of the Company's common stock, no par value (the "Shares"). The Shares are being sold by the Company and the selling shareholders identified as such in the Registration Statement.

     For the purpose of the opinion set forth below, we have examined and are familiar with the proceedings taken and proposed to be taken by the Company in connection with the sale of the Shares, including, among other things, such corporate records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

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Convergent Communications, Inc.
July 15, 1999
Page 2


     Based upon the foregoing examination and in reliance thereon, and in reliance on statements of fact contained in the documents that we have examined, and subject to the completion of the proceedings to be taken by the Company prior to the sale of the Shares, it is our opinion that, when (i) the Registration Statement has become effective under the Securities Act, (ii) the Shares have been issued and sold as contemplated in the Registration Statement and duly delivered, and (iii) the amendment to the Company's Amended and Restated Articles of Incorporation effecting a reverse stock split of the common stock of the Company has been accepted for filing by the Colorado Secretary of State, the Shares will have been legally issued, fully paid and non-assessable.

     We render no opinion herein as to matters involving the laws of any jurisdiction other than the laws of the United States of America and the Business Corporation Act of the State of Colorado. In rendering this opinion, we assume no obligation to revise or supplement this opinion should current laws, or the interpretations thereof, be changed.

     We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the Prospectus which forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                              Very truly yours,

                              Gibson, Dunn & Crutcher LLP